Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference of our firm under the caption “Experts” and to the use of our report dated March 1, 2012, in the Registration Statement (Form F-1) and the related Prospectus of Acquity Group Limited dated April 23, 2012.

/s/ Ernst & Young LLP

Chicago, Illinois

April 23, 2012